UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2009

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2009, the Board of Directors ("Board") of the Federal Home Loan Bank of Pittsburgh ("Bank") reviewed the results of the recent election of member directors by stockholders of the Bank and declared that the following member directors have been elected to the Board:

(1) Mr. Edward J. Molnar, Chairman and Director, Harleysville Savings Bank, Harleysville, Pennsylvania, has been duly elected to serve a two-year term on the Board beginning January 1, 2010 and ending December 31, 2011. The Bank’s regulator, the Federal Housing Finance Agency ("Finance Agency"), adjusted the terms applicable to the open member director seats in this election to stagger director terms and ensure continuity among the directors serving on the Board. Mr. Molnar has served on the Bank’s Board since January 1, 2004;

(2) Mr. Charles J. Nugent, Vice President of the Bank’s member Fulton Bank, N.A., Lancaster, Pennsylvania, has been duly elected to serve a four-year term on the Board beginning January 1, 2010 and ending December 31, 2013; and

(3) Mr. Patrick J. Ward, Chairman and CEO of the Bank’s member, Penn Liberty Bank, Wayne Pennsylvania, has been duly elected to serve a four-year term on the Board beginning January 1, 2010 and ending December 31, 2013. Mr. Ward has served on the Bank’s Board since January 1, 2007.

Under the Housing and Economic Recovery Act amendments to the Federal Home Loan Bank Act ("FHLBank Act"), effective July 30, 2008, the FHLBanks’ appointive director positions have been changed to nonmember independent director Bank stockholder elected positions. The Bank conducted elections at large by the Bank’s stockholders for the Bank’s two open nonmember independent director positions. On December 18, 2009, the Board reviewed the results of the election and declared that the following independent directors have been elected to the Board:

(1) Rev. Luis A. Cortés, Jr., President, Esperanza, Inc., has been duly elected to serve a four-year term on the Board beginning on January 1, 2010 and ending on December 31, 2013. Rev. Cortés has served on the Bank’s Board as an appointed director since April 24, 2007; and

(2) Mr. Dennis S. Marlo, Managing Director, Sanctuary Group LTD, has been duly elected to serve a four-year term on the Board beginning January 1, 2010 and ending December 31, 2013. Mr. Marlo has served on the Bank’s Board as a member director since November 1, 2002. At its meeting on December 18, 2009, the Board also re-elected Mr. Marlo as Board Chair for the term January 1, 2010 through December 31, 2011.

The elections of member directors and independent directors took place in accordance with the terms of the FHLBank Act and Finance Agency regulations. The newly elected member and independent directors will be paid director fees in accordance with the Bank’s 2010 Directors’ Fee Policy ("Fee Policy") adopted by the Board on December 18, 2009. The 2010 Directors’ Fee Policy provides for director compensation at the same level and on the same terms as the previous 2009 Directors’ Fee Policy as described in Item 11 of the Bank’s 2008 annual report filed on Form 10-K. Director compensation is subject to the terms of Finance Agency regulations and subject to Finance Agency review.

On December 18, 2009, the Board also approved the 2010 committee memberships for the newly elected directors as follows:

Rev. Cortés will serve on the Governance, Public Policy and Human Resources Committee and the Affordable Housing, Products and Services Committee.

Mr. Marlo will serve as chair of the Executive Committee. As Board Chair, Mr. Marlo serves as an ex officio member of all other Board Committees.

Mr. Molnar will serve on the Governance, Public Policy and Human Resources Committee and the Finance and Risk Management Committee.

Mr. Nugent will serve on the Affordable Housing, Products and Services Committee and the Audit Committee.

Mr. Ward will serve on: the Executive Committee; the Affordable Housing, Products and Services Committee; and the Audit Committee.

The Bank is a cooperative, and most of the Bank’s business is conducted with its members. In the normal course of its business, the Bank extends credit to and transacts other business with members whose officers or directors may serve as member directors of the Bank. It is the Bank’s policy to extend credit to and transact other business with members having directors or officers serving on the Bank’s Board on terms and conditions that are no more favorable than the terms of comparable transactions with similarly situated members having no Board representation.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Bank’s press release announcing: 1) the results of the member director and independent director elections and 2) the re-election of the Board chair and vice chair. Attached as Exhibit 99.2 is the Bank’s letter to members regarding the 2009 member and independent director election. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibits 99.1 and 99.2 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number

99.1 Press Release, dated December 18, 2009, issued by the Bank
99.2 December 18, 2009 letter to Members Regarding 2009 Director Elections

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

December 18, 2009	By:	Dana A. Yealy

Name: Dana A. Yealy
Title: Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 18, 2009, issued by the Bank
99.2	December 18, 2009 letter to Members Regarding 2009 Director Elections